As filed with the Securities and Exchange Commission on May 21, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

R.R. Donnelley & Sons Company

(Exact name of registrant as specified in its charter)

Delaware	36-1004130
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

111 South Wacker Drive Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

R.R. Donnelley & Sons Company 2004 Performance Incentive Plan

(Full Title of the plan)

Suzanne S. Bettman

Executive Vice President, General Counsel,

Corporate Secretary and Chief Compliance Officer

R. R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606

(312) 326-8000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $1.25 per share	10,000,000 shares	$13.22	$132,200,000	$7,377

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected which results in an increase in the number of the Company’s outstanding shares of Common Stock issuable pursuant to awards granted under the Plan.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rules 457(c) and (h) on the basis of the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on May 19, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 10,000,000 shares of the common stock, par value $1.25 per share (“Common Stock”), of R.R. Donnelley & Sons Company (the “Company”) that may be offered and sold under the R.R. Donnelley & Sons Company 2004 Performance Incentive Plan (the “Plan”). The Company’s shareholders approved the addition of these shares to the Plan at the Company’s Annual Meeting on May 28, 2008.

The contents of the Company’s previously filed Registration Statement on Form S-8 (Registration No. 333-113258) filed with the Securities and Exchange Commission (the “Commission”) on March 3, 2004 relating to the Plan, is hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents heretofore filed with the Securities and Exchange Commission (the “Commission”) (Commission file number 1-09513) by the Company are incorporated herein by reference:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008; and

•	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibits	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 2, 2007)

4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated January 8, 2009, filed on January 14, 2009)

5.1	Opinion of Sidley Austin

10.1	R.R. Donnelley & Sons Company 2004 Performance Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on April 18, 2008)

23.1	Consent of Sidley Austin (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (contained in the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 21, 2009.

R. R. Donnelley & Sons Company
(Registrant)

By:	/s/ Suzanne S. Bettman
Name:	Suzanne S. Bettman
Title:	Executive Vice President, General Counsel
Corporate Secretary and Chief Compliance Officer

KNOW ALL MEN BY THESE PRESENTS THAT each person whose signature appears below constitutes and appoints Suzanne S. Bettman and Miles W. McHugh, and each of them with full power to act without the other, his or her true and lawful attorney-in-fact, with full power and authority, for the purpose of executing, in the name and on behalf of the undersigned as a director of R. R. Donnelley & Sons Company, a Delaware corporation, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of May, 2009.

Name	Title

(i) Principal executive officer:

/s/ Thomas J. Quinlan, III	President and Chief Executive Officer
(Thomas J. Quinlan, III)

(ii) Principal financial officer:

/s/ Miles W. McHugh	Executive Vice President and Chief Financial Officer
(Miles W. McHugh)

(iii) Controller or principal accounting officer:

/s/ Andrew B. Coxhead	Senior Vice President, Controller and Chief Accounting Officer
(Andrew B. Coxhead)

(iv) Directors:

/s/ Lee A. Chaden	Director
(Lee A. Chaden)

/s/ E.V. (Rick) Goings	Director
(E.V. (Rick) Goings)

/s/ Judith H. Hamilton	Director
(Judith H. Hamilton)

/s/ Susan M. Ivey	Director
(Susan M. Ivey)

/s/ Thomas S. Johnson	Director
(Thomas S. Johnson)

/s/ John C. Pope	Director
(John C. Pope)

/s/ Michael T. Riordan	Director
(Michael T. Riordan)

/s/ Oliver R. Sockwell	Director
(Oliver R. Sockwell)

/s/ Stephen M. Wolf	Director
(Stephen M. Wolf)

EXHIBIT INDEX

Exhibits listed below that have been previously filed with the SEC are incorporated herein by reference with the same effect as if filed with this Registration Statement.

Exhibits	Description
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 2, 2007)

4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated January 8, 2009, filed on January 14, 2009)

5.1	Opinion of Sidley Austin

10.1	R.R. Donnelley & Sons Company 2004 Performance Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on April 18, 2008)

23.1	Consent of Sidley Austin (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (contained in the signature page hereto)